June 29, 2011


First Trust Strategic High Income Fund II
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187


Ladies and Gentlemen:

       We have acted as special Massachusetts counsel to First Trust Strategic High Income Fund II, a Massachusetts business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about June 29, 2011 (the "Registration Statement"), with respect to the Trust's common shares of beneficial interest, $0.01 par value per share (the "Shares"), to be issued in exchange for all of the assets and the assumption of all of the liabilities of Strategic High Income Fund and in exchange for all of the assets and the assumption of all of the liabilities of Strategic High Income Fund III, as described in the Registration Statement (each, a "Reorganization"). You have requested that we deliver this opinion to you in connection with the Trust's filing of the Registration Statement.

       In connection with the furnishing of this opinion, we have examined the following documents:

       (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

       (b) a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts on January 18, 2006, of the Trust's Declaration of Trust, and the amendment thereto filed with the Secretary of the Commonwealth on November 10, 2008 (the "Declaration");

       (c) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, By-laws and certain resolutions adopted by the Trustees of the Trust at a meeting held on April 18, 2011 authorizing each Reorganization (the "Resolutions") and certain other matters;

       (d) a draft received on June, 28, 2011 of the Registration Statement; and

       (e) a copy of the form of Agreement and Plan of Reorganization to be entered into by the Trust with respect to each Reorganization, included as Appendix A to the draft Registration Statement referred to in paragraph (d) above (the "Agreement and Plan of Reorganization").

       In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the draft referred to in paragraph (d) above, and that each Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the



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First Trust Strategic High Income Fund II
June 29, 2011
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copy referred to in paragraph (e) above. We note that the Resolutions of the
Board of Trustees of the Trust adopted at a meeting held on April 18, 2011, as incorporated into the minutes of the meeting attached to the certificate referenced in paragraph (c) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the minutes, when finalized and approved by the Trust's Trustees, prior to the issuance of the Shares, will contain Resolutions in substantially the form attached to such certificate. We have also assumed for the purposes of this opinion that the Declaration, the Resolutions and the Agreement and Plan of Reorganization will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares and that there will not have been any changes in applicable law or any other facts or circumstances relating to the Reorganizations as of the date of the issuance of such Shares.

       This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

       This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration or By-laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the "Act"), or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

       We understand that all of the foregoing assumptions and limitations are acceptable to you.

       Based upon and subject to the foregoing, please be advised that it is our opinion that, contingent upon approval of the Trust's shareholders, the Shares, when issued and sold in accordance with the Trust's Declaration and the Resolutions and for the consideration described in the Agreement and Plan of Reorganization, will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.



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First Trust Strategic High Income Fund II
June 29, 2011
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       We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                                 Very truly yours,


                                                 BINGHAM McCUTCHEN LLP